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                                                                    EXHIBIT 4.03


                              SYMANTEC CORPORATION

                       RESTRICTED STOCK PURCHASE AGREEMENT


        This Restricted Stock Purchase Agreement (the "AGREEMENT") is made and entered into as of APRIL 14, 1999 (the "EFFECTIVE DATE") by and between Symantec Corporation, a Delaware corporation (the "COMPANY"), and the purchaser named below (the "PURCHASER").


PURCHASER:                                        JOHN W. THOMPSON
                                                  ------------------------------

SOCIAL SECURITY NUMBER:
                                                  ------------------------------

ADDRESS:                                          82 OLD HILL ROAD
                                                  ------------------------------

                                                  WESTPORT, CONNECTICUT  06880
                                                  ------------------------------

TOTAL NUMBER OF SHARES:                           100,000
                                                  ------------------------------

PURCHASE PRICE PER SHARE:                         $0.01
                                                  ------------------------------

TOTAL PURCHASE PRICE:                             $1,000.00
                                                  ------------------------------
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        1. PURCHASE OF SHARES.

                1.1 Purchase of Shares. On the Effective Date and subject to the terms and conditions of this Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the Total Number of Shares set forth above (the "SHARES") of the Company's Common Stock at the Purchase
Price Per Share as set forth above (the "PURCHASE PRICE PER SHARE") for a Total
Purchase Price as set forth above (the "PURCHASE PRICE"). As used in this Agreement, the term "SHARES" includes the Shares purchased under this Agreement and all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares, and (iii) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

                1.2 Title to Shares. The exact spelling of the name(s) under which Purchaser will take title to the Shares is:

                                JOHN W. THOMPSON

                Purchaser desires to take title to the Shares as follows:

                [X] Individual, as separate property

                [ ] Husband and wife, as community property

                [ ] Joint Tenants



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        2. DELIVERY. Purchaser hereby delivers to the Company (i) a duly executed copy of this Agreement and (ii) payment of the Purchase Price in cash
(by check) in the amount of $1,000.00, receipt of which is acknowledged by the
Company.

        3. RESTRICTION ON TRANSFER. Purchaser shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares which are subject to the Company's Repurchase
Option (as defined below) without the Company's prior written consent.

        4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company that:

                4.1 Purchase for Own Account for Investment. Purchaser is purchasing the Shares for Purchaser's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

                4.2 Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

                4.3 Understanding of Risks. Purchaser is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares. Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser's own interests in this transaction and is financially capable of bearing a total loss of this investment.

                4.4 No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

        5. COMPANY'S REPURCHASE OPTION FOR UNVESTED SHARES. The Company, or its assignee, shall have the option to repurchase all or a portion of the Purchaser's Unvested Shares (as defined in Section 5.1 below) on the terms and conditions set forth in this Section (the "REPURCHASE OPTION") if Purchaser is terminated for any reason, or no reason, including without limitation
Purchaser's death, disability, voluntary resignation or termination by the Company with or without cause.

        5.1 Unvested and Vested Shares. Shares that are vested pursuant to the schedule set forth in this Section 5.1 are "VESTED SHARES." Shares that are not vested pursuant to the schedule set forth in this Section 5.1 are "UNVESTED
SHARES." Unvested Shares may not be sold or otherwise transferred by Purchaser without the Company's prior written consent. On the Effective Date all of the Shares will be Unvested Shares. Except as otherwise provided in the



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employment agreement between Purchaser and the Company dated April 11, 1999 (the
"EMPLOYMENT AGREEMENT"), if Purchaser continuously provides services to the Company or any subsidiary or parent of the Company, 50,000 Shares shall vest on the first anniversary of Purchaser's employment and the remaining 50,000 Shares shall vest on the second anniversary of Purchaser's employment. Except as otherwise set forth in the Employment Agreement, no Shares will become Vested
Shares after the Termination Date. The number of Shares that are Vested Shares or Unvested Shares will be proportionally adjusted for any stock split or similar change in the capital structure of the Company.

                5.2 Exercise of Repurchase Option. At any time after the Termination Date, the Company, or its assignee(s), may elect to repurchase any or all of the Purchaser's Unvested Shares by giving Purchaser written notice of exercise of the Repurchase Option.

                5.3 Calculation of Repurchase Price. The Company or its assignee(s) shall have the option to repurchase from Purchaser (or from Purchaser's personal representative as the case may be) the Purchaser's Unvested
Shares at the Purchaser's original Purchase Price Per Share (as adjusted to reflect any stock split or similar change in the capital structure of the Company) (the "REPURCHASE PRICE").

        6. RIGHTS AS A SHAREHOLDER. Subject to the terms and conditions of this Agreement, Purchaser will have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers payment of the Purchase Price until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Repurchase Option.
Upon an exercise of the Repurchase Option, Purchaser will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Purchaser will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

        7. STOP-TRANSFER INSTRUCTIONS; REFUSAL TO TRANSFER. Purchaser agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

        8. TAX CONSEQUENCES. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER
ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER'S PURCHASE OR DISPOSITION OF
THE SHARES. PURCHASER REPRESENTS (i) THAT PURCHASER HAS CONSULTED WITH ANY TAX
ADVISER THAT PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR
DISPOSITION OF THE SHARES AND (ii) THAT PURCHASER IS NOT RELYING ON THE COMPANY
FOR ANY TAX ADVICE. Purchaser hereby acknowledges that Purchaser has been informed that, unless an election is filed by the Purchaser with the Internal
Revenue Service (and, if necessary, the proper state taxing authorities) within 30 days of the purchase of the Shares to be effective, electing pursuant to
Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Purchase Price of the Shares



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and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to the Purchaser, measured by the excess, if any, of the Fair Market Value of the Vested Shares, at the time they cease to be Unvested Shares, over the Purchase Price for such Shares. Purchaser represents that Purchaser has consulted any tax advisers Purchaser deems advisable in connection with Purchaser's purchase of the Shares and the filing of the election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit 1 for reference. PURCHASER
HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES
RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING
TAXES RESULTING FROM THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE UNVESTED
SHARES.

        9. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.

        10. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement, including its rights to repurchase Shares under the Repurchase Option. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and Purchaser's heirs, executors, administrators, legal representatives, successors and assigns.

        11. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

        12. NOTICES. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Purchaser shall be in writing and addressed to Purchaser at the address indicated above or to such other address as Purchaser may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, (i) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (ii) one (1) business day after its deposit with any return receipt express courier
(prepaid), or (iii) one (1) business day after transmission by facsimile.

        13. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.



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        14. HEADINGS. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. All references herein to Sections will refer to Sections of this
Agreement.

        15. ENTIRE AGREEMENT. The Employment Agreement and this Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.





                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



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        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in triplicate by its duly authorized representative and Purchaser has executed this Agreement in triplicate as of the Effective Date.



SYMANTEC CORPORATION                     PURCHASER


By:  /s/ Derek Witte                      /s/ John W. Thompson
   ------------------------              -----------------------------------
                                         (Signature)

   Derek Witte                              John W. Thompson
---------------------------              -----------------------------------
(Please print name)                      (Please print name)

   VP, Worldwide Operations
---------------------------
(Please print title)






  [SIGNATURE PAGE TO SYMANTEC CORPORATION RESTRICTED STOCK PURCHASE AGREEMENT]



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                                LIST OF EXHIBITS



Exhibit 1:     Election Under Section 83(b) of the Internal Revenue Code



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                                    EXHIBIT 1

            ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE



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            ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE


        The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, as amended, to include in gross income for the Taxpayer's current taxable year the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services.

1.      TAXPAYER'S NAME:                JOHN W. THOMPSON
                                        ----------------------------------------
        TAXPAYER'S ADDRESS:             C/O SYMANTEC CORPORATION
                                        ----------------------------------------
                                        10301 TORRE AVENUE, CUPERTINO, CA  95014
                                        ----------------------------------------
        SOCIAL SECURITY NUMBER:
                                        ----------------------------------------

2. The property with respect to which the election is made is described as follows: 100,000 SHARES OF COMMON STOCK OF SYMANTEC CORPORATION, A
        DELAWARE CORPORATION (the "COMPANY"), which is Taxpayer's employer or the corporation for whom the Taxpayer performs services.

3. The date on which the shares were transferred pursuant to the exercise of the option was APRIL 14, 1999 and this election is made for calendar year 1999.

4.      The shares are subject to the following restrictions: THE COMPANY MAY
        REPURCHASE ALL OR A PORTION OF THE SHARES AT THE TAXPAYER'S ORIGINAL
        PURCHASE PRICE UNDER CERTAIN CONDITIONS AT THE TIME OF TAXPAYER'S
        TERMINATION OF EMPLOYMENT OR SERVICES.

5. The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $13.00 per share at the time of transfer.

6.      The amount paid for such shares was $0.01 per share.

7.      The Taxpayer has submitted a copy of this statement to the Company.


THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE ("IRS"), AT THE
OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER
THE DATE OF TRANSFER OF THE PROPERTY, AND MUST ALSO BE FILED WITH THE TAXPAYER'S
INCOME TAX RETURNS FOR THE CALENDAR YEAR. THE ELECTION CANNOT BE REVOKED WITHOUT
THE CONSENT OF THE IRS.


Dated:   5-5-99                                   /s/ John W. Thompson
      -----------------                           ------------------------------
                                                  Taxpayer's Signature